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                                  HISPANIC TELEVISION NETWORK, INC.
                                   COMPUTATION OF PER SHARE LOSS
                                 THREE MONTHS ENDED MARCH 31, 2001



                                                                      3/31/2001
                                -------------------------------------------------------------------------------------
                                          NO. OF SHARES
                                -------------------------------        DAYS          PERCENTAGE          WEIGHTED
                                    ISSUED         OUTSTANDING     OUTSTANDING         OF TIME            AVERAGE
                                -------------------------------------------------------------------------------------
Shares Outstanding 12/31/00                         90,822,587             11            12.2%          11,100,538

Shares Issued:
                    1/11/2001      1,000,000        91,822,587              5             5.6%           5,101,255
                    1/16/2001      2,559,000        94,381,587              6             6.7%           6,292,106
                    1/22/2001         40,777        94,422,364              2             2.2%           2,098,275
                    1/24/2001      1,004,000        95,426,364             12            13.3%          12,723,515
                     2/5/2001         54,522        95,480,886              4             4.4%           4,243,595
                     2/9/2001      1,000,000        96,480,886             19            21.1%          20,368,187
                    2/28/2001      6,000,000       102,480,886              5             5.6%           5,693,383
                     3/5/2001      4,807,500       107,288,386             10            11.1%          11,920,932
                    3/15/2001         65,303       107,353,689             16            17.8%          19,085,100
                                -------------                  ----------------------------------------------------
                                  16,531,102                               90           100.0%          98,626,886
                                =============                  ====================================================



                                             NET LOSS                                                   (5,985,467)
                                             Weighted Avg No. of Outstanding Shares                     98,626,886
                                                                                               --------------------
                                                                                                             (0.06)

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Potentially dilutive securities totaling 11,675,412 additional shares of common stock resulting from the conversion or exercise of preferred stock, stock options and warrants are not included in the calculation as the effect is antidilutive.